Exhibit 99.2
May 9, 2011
By Courier and E-mail
Corporate Secretary
Cryo-Cell International, Inc.
700 Brooker Creek Boulevard, Suite 1800
Oldsmar, Florida 34677
Dear Corporate Secretary:
     The undersigned (the “Stockholder”), as a stockholder of Cryo-Cell International, Inc., a Delaware corporation (the “Company”), hereby nominates the following individuals for election to the Company’s Board of Directors (the “Board”) at the next meeting of stockholders of the Company (including any adjournment or postponement thereof or any special meeting that may be called in lieu thereof, the “Annual Meeting”): Ki Yong Choi, Michael W. Cho, Ph.D., Frederick W. Telling, Ph.D., Peter S. Garcia, Julie A Brooks and Sharron S. Quisenberry, Ph.D. (each a “Nominee” and, collectively, the “Nominees”). The Stockholder requests that that the Nominees’ names be included in director nominations for the Annual Meeting.
     The Stockholder represents that he (i) is the beneficial holder of shares of common stock of the Company held in the Stockholder’s brokerage account with Charles Schwab & Co., as evidenced by the letter from Charles Schwab & Co. attached hereto as Annex I, (ii) is entitled to vote at the Annual Meeting, and (iii) intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Board. Cede & Co., as the nominee of The Depositary Trust Company, is the holder of record of the shares held in the Stockholder’s brokerage account. The Stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote as are required to elect the Nominees.
     Annex II lists (i) the name and address of the Stockholder, (ii) the class and series and number of shares of capital stock of the Company that are owned beneficially and of record by the Stockholder.
     Annex III describes all arrangements or understandings between the Stockholder and any other person or persons in connection with the nomination of the Nominees.
     Annex IV provides all information regarding each Nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Nominees been nominated, or intended to be nominated, by the Board.
     Annex V provides the signed consent of each Nominee to serve as a director of the Company if so elected. Their consents are incorporated by reference.
     The information provided is based on the knowledge of the Stockholder as of the date of this letter. The Stockholder reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company.

     If this notice is deemed for any reason to be ineffective with respect to the nomination of the Nominees, or if any of the Nominees becomes unable to serve for any reason, this Notice shall continue to be effective with respect to a replacement nominee for such Nominee whom the Stockholder may select. The Stockholder reserves the right to nominate, substitute or add additional persons or take other appropriate action if any change occurs in the Company’s Board or Bylaws after the date of this letter and prior to the Annual Meeting, or if the date of the Annual Meeting is delayed by more than 30 calendar days after the anniversary of the 2010 annual meeting of stockholders. The Stockholder reserves the right to give further notice of additional nominations or business to be conducted at the Annual Meeting or any other meeting of the Company’s stockholders, although as of the date hereof the Stockholder does not have any intention of doing so.
     The Stockholder requests written notice from the Company of the following no later than May 17, 2011:
•	Confirmation that the size of the Board is currently fixed at a total of 7 directorships, and that there are currently no vacancies on the Board.

•	Confirmation that the Bylaws filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 10, 2008, are currently in force as of the date hereof and no action has been taken by the Company’s Board to amend such Bylaws.

•	Either confirmation that this letter complies with the notice requirements of Sections 3 and 10 of Article II of the Company’s Bylaws respecting advance notice of business to be brought before an annual meeting and nominations of directors by record stockholders, or identification of any alleged defects in this Notice that lead the Company to conclude that such notification requirements have not been complied with.
[Intentionally Blank]

     Please direct any questions regarding the information contained in this notice to Richard V. Smith or Karen Dempsey at Orrick, Herrington & Sutcliffe LLP.

/s/ Ki Yong Choi
Ki Yong Choi

Copy by email to:
Richard Smith, Orrick, Herrington & Sutcliffe LLP
Karen Dempsey, Orrick, Herrington & Sutcliffe LLP

ANNEX I
PLEASE SEE ATTACHED LETTER.

May 9, 2011	Account #: ****_*803 Questions: (877)687-4079X33006
Ki yong Choi
36 Great Circle Dr
Mill Valley, CA 94941
Notices Verification of Share Ownership.
Dear Ki yong Choi,
This is provided to verify specific information in the above account requested by you.
As of the close of the market on May 9, 2011 the above account held 1,910,596 shares of Cryo-Cell International Inc (CCEL).
Note: This information is provided to verify specific transactions as requested and does not represent the entire account activity or current balance.
Thank you for investing with Schwab. We appreciate your business and look forward to serving you in the future. If you have any questions or if we can help in any other way, please call me or any Client Service Specialist at (877)687-4079X33006, Monday through Friday, from 9:00 a.m. to 7:00 p.m. ET.
Sincerely,

/s/ Jacob Dadson
Jacob Dadson
Specialist — Resolution Team 2423 E, Lincoln Dr. Phoenix, AZ 85016-1215 (877)687-4079X33006

(C)2011 Charles Schwab & Co., Inc. All rights reserved. Member SIPC, CRS 00098 (0709-9829) 5/11 98034806-22)

ANNEX II
     The address of the Stockholder is 36 Great Circle Dr, Mill Valley, CA 94941. The Stockholder is the beneficial owner of (i) 1,910,596 shares of the Company’s common stock held in the Stockholder’s brokerage account, and (ii) the 233,472 shares of the Company’s common stock held by the Ki Yong Choi and Laura Choi as Trustees UAD 7/27/01 FBO Choi Family Living Trust.

ANNEX III
     The Stockholder intends to enter into agreements with each of the other Nominees pursuant to which, among other things, the Stockholder will agree to indemnify the Nominees against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than these indemnification agreements, there are no arrangements or understandings between the Stockholder and any other person or persons in connection with the nomination of the Nominees.

ANNEX IV
Ki Yong Choi
     (A) Ki Yong Choi, age 49, has served as a director of the Company since March 2008. Mr. Choi is an entrepreneur and an investor with a keen interest in biomedical sciences. He has been an owner, manager and operator of diverse businesses, including hotels (1992 to present), a television production company (1994 to 1999), and a transportation/tour company since (1994 to 1997). Mr. Choi currently serves as President of Cathedral Hill Associates, Inc., a company he founded in 1992 which owns and operates full service hotels in the metropolitan areas of Seattle, Los Angeles and Dallas.1
     (B) As a business owner and as an investor, Mr. Choi has clear understanding of business planning and operations, extensive experience in business management, and a keen sense of business development. Mr. Choi is an innovative problem solver and has strong leadership skills necessary to provide guidance and direction to the Company. Mr. Choi brings to the Board a broad spectrum of business know-how and strategic planning experience. As the single biggest stockholder of the Company, his primary objective is to ensure that the Company realizes its maximal potential and brings the greatest possible value to all of its stockholders.2
     (C) The address for Mr. Choi is 36 Great Circle Dr, Mill Valley, CA 94941.3
     (D) Mr. Choi believes he satisfies the director independence requirements of the Nasdaq Stock Market.4
     (E) Mr. Choi has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.5
     (F) Mr. Choi is the beneficial owner of (i) the 1,910,596 shares of the Company’s common stock held in Mr. Choi’s brokerage account, (ii) the 233,472 shares of the Company’s common stock held by the Ki Yong Choi and Laura Choi as Trustees UAD 7/27/01 FBO Choi Family Living Trust and (iii) and 41,875 shares of Common Stock subject to stock options held by Mr. Choi that are exercisable within 60 days of the date of this Notice.6
     (G) Mr. Choi has not effected any purchases or sales of securities of the Company during the past two years.7
     (H) Mr. Choi is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;8
     (I) None of Mr. Choi, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount exceeds $120,000;9

[1]	See Item 5(b)(1)(i) and (ii) and 7(b) of Schedule 14A; Item 401(a) and (e) of Regulation S-K.

[2]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[3]	See Item 5(b)(1)(i) of Schedule 14A.

[4]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[5]	See Regulation 14A, Rule 14a-4(d).

[6]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[7]	See Item 5(b)(1)(vi) of Schedule 14A.

[8]	See Item 5(b)(1)(viii) of Schedule 14A.

[9]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

     (J) None of Mr. Choi nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;10
     (K) No person, including Mr. Choi, who is a party to an arrangement or understanding pursuant to which Mr. Choi is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;11
     (L) There are currently no material pending legal proceedings to which Mr. Choi or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Mr. Choi or any of his associates has a material interest adverse to the Company or any of its affiliates;12
     (M) Mr. Choi has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;13
     (N) Other than Michael W. Cho, a director of the Company and who is Mr. Choi’s brother-in-law, Mr. Choi does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;14
     (O) Mr. Choi has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;15
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Mr. Choi or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates, other than the compensation Mr. Choi received for his service as a director of the Company as set forth in Company’s Annual Report on Form 10-K for fiscal years 2008, 2009 and 2010 and as set forth below;16

	Fees Earned or	Option
Fiscal Year	Paid Cash ($)	Awards ($)(1)	Total ($)

2008	$17,000	$2,568	$19,568

2009	$28,000	$6,537	$34,537

2010	$22,000	$7,758	$29,758

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2008, 2009 and 2010, as applicable, under SFAS 123R with respect to stock options. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes.
     (Q) Mr. Choi was originally nominated to the board of directors of the Company in January 2008 pursuant to an agreement between the Company and Mr. Choi and certain of his affiliates, as described in the Company’s Current Report on Form 8-K filed on January 24, 2008. Other than this agreement, there is no arrangement and/or understanding between Mr. Choi and any other person pursuant to which Mr. Choi was or

[10]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

[11]	See Item 5(b)(2) of Schedule 14A.

[12]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[14]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[15]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[16]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

is to be selected as a director or nominee for election as a director of the Company; and17
     (R) Other than Mr. Choi’s service as a director of the Company since March 2008, Mr. Choi does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof.18

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[18]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

Michael W. Cho, Ph.D.
     (A) Michael W. Cho, Ph.D., age 45, has served as a director of the Company since March 2010. Dr. Cho joined Iowa State University’s (ISU) department of biomedical sciences in September 2009 as an associate professor and associate director of their newly established Center for Advanced Host Defenses, Immunobiotics and Translational Comparative Medicine (CAHDIT). He holds the Lloyd Chair in Biomedical Sciences in the College of Veterinary Medicine. Dr. Cho earned his Ph.D. at the University of Utah in Cellular, Viral and Molecular Biology with an emphasis on molecular virology of picornaviruses. He expanded his expertise in virology during postdoctoral training at the National Institutes of Health (NIH), where he began working on characterizing structure-function of the envelope glycoprotein of human immunodeficiency virus type 1 (HIV-1), the virus that causes AIDS. After postdoctoral training, he remained at the NIH as a staff fellow and then a staff scientist to work on development of a vaccine against the virus. Dr. Cho then took faculty positions at Case Western Reserve University School of Medicine, where he expanded his research programs to develop novel vaccine delivery technologies and antiviral agents. Dr. Cho will continue these programs in his laboratory at ISU.1
     (B) As a result of his medical background and research experience, Dr. Cho brings to the Board a broad spectrum of scientific knowledge and research and development experience in the biomedical field. Dr. Cho also brings to the Board his experience overseeing three research programs funded by the NIH with a budget of nearly $14 million. 2
     (C) The address for Dr. Cho is Iowa State University, College of Veterinary Medicine, 1600 S. 16th St, Ames, IA, 500014.3
     (D) The Stockholder believes that Dr. Cho satisfies the director independence requirements of the Nasdaq Stock Market.4
     (E) Dr. Cho has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.5
     (F) Dr. Cho is the beneficial owner of 13,542 shares of common stock subject to stock options that are exercisable within 60 days of the date of this Notice. Other than these options, none of Dr. Cho or any affiliate or associate of Dr. Cho owns any securities of the Company or any subsidiary thereof (either of record or beneficially).6
     (G) Dr. Cho has not effected any purchases or sales of securities of the Company during the past two years.7
     (H) Dr. Cho is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;8
     (I) None of Dr. Cho, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its

[1]	See Item 5(b)(1)(i) and (ii) and 7(b) of Schedule 14A; Item 401(a) and (e) of Regulation S-K.

[2]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[3]	See Item 5(b)(1)(i) of Schedule 14A.

[4]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[5]	See Regulation 14A, Rule 14a-4(d).

[6]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[7]	See Item 5(b)(1)(vi) of Schedule 14A.

[8]	See Item 5(b)(1)(viii) of Schedule 14A.

subsidiaries was or is to be a party, in which the amount exceeds $120,000;9
     (J) None of Dr. Cho nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;10
     (K) No person, including Dr. Cho, who is a party to an arrangement or understanding pursuant to which the Dr. Cho is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;11
     (L) There are currently no material pending legal proceedings to which Dr. Cho or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Dr. Cho or any of his associates has a material interest adverse to the Company or any of its affiliates;12
     (M) Dr. Cho has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;13
     (N) Other than the Stockholder, who is a director of Company and is Dr. Cho’s brother-in-law, Dr. Cho does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;14
     (O) Dr. Cho has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;15
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Dr. Cho or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates, other than the compensation Dr. Cho received for his service as a director of the Company as set forth in Company’s Annual Report on Form 10-K for fiscal year 2010 and as set forth below;16

	Fees Earned or	Option
Fiscal Year	Paid Cash ($)	Awards ($)(1)	Total ($)

2010	$20,000	$3,649	$23,649

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2010, as applicable, under SFAS 123R with respect to stock options. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes.
     (Q) The Stockholder intends to enter into an agreement with Dr. Cho pursuant to which, among other things, the Stockholder will agree to indemnify Dr. Cho against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than the aforementioned indemnification agreement, there is no arrangement and/or understanding between Dr. Cho and any other person pursuant to which Dr. Cho was or is to be selected as a director or nominee for election as a director of

[9]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

[10]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

[11]	See Item 5(b)(2) of Schedule 14A.

[12]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[14]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[15]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[16]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

the Company; and17
     (R) Other than Mr. Cho’s service as a director of the Company since March 2010, Dr. Cho does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof, and Dr. Cho has never served as a director of the Company or any parent, subsidiary and/or affiliate thereof.18

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[18]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

Frederick W. Telling, Ph.D.
     (A) Frederick W. Telling, Ph.D., age 59, has served on the board of directors of Cell Therapeutics, Inc., a publicly traded biopharmaceutical company that engages in the development, acquisition, and commercialization of drugs for the treatment of cancer, since December 2006, and on the board of directors of Oragenics, Inc., a publicly traded biopharmaceutical company focused primarily on oral health products and novel antibiotics, since June 2010. Dr. Telling chairs the compensation committee and serves on the audit committee for each of Cell Therapeutics, Inc. and Oragenics, Inc. Dr. Telling also currently serves on the board of directors of Eisai N.A. Inc., Medex, Inc., and Aequus Biopharma, Inc., a subsidiary of Cell Therapeutics Inc. Dr. Telling is a member of the Committee for Economic Development, IBM’s Healthcare & Life Sciences Advisory Council, the March of Dimes National Foundation Board, ORBIS, the EAA, and the United Hospital Fund. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. Dr. Telling received his BA from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.1
     (B) Dr. Telling brings to the Board strong leadership and oversight experience as a result of his experience as a member of the board of directors and board audit and compensation and committees of two public biopharmaceutical companies. Also, having spent over 30 years serving in various capacities at Pfizer, Dr. Telling brings to the Board extensive experience in strategic planning, mergers and acquisitions, product licensing and pharmaceutical research.2
     (C) The address for Dr. Telling is 2068 Country Club Drive, Port Orange, FL 32128.3
     (D) The Stockholder believes that Dr. Telling satisfies the director independence requirements of the Nasdaq Stock Market.4
     (E) Dr. Telling has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.5
     (F) None of Dr. Telling or any affiliate or associate of Dr. Telling owns any securities of the Company or any subsidiary thereof (either of record or beneficially).6
     (G) Dr. Telling has not effected any purchases or sales of securities of the Company during the past two years.7
     (H) Dr. Telling is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;8
     (I) None of Dr. Telling, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its

[1]	See Item 5(b)(1)(i) and (ii) and 7(b) of Schedule 14A; Item 401(a) and (e) of Regulation S-K.

[2]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[3]	See Item 5(b)(1)(i) of Schedule 14A.

[4]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[5]	See Regulation 14A, Rule 14a-4(d).

[6]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[7]	See Item 5(b)(1)(vi) of Schedule 14A.

[8]	See Item 5(b)(1)(viii) of Schedule 14A.

subsidiaries was or is to be a party, in which the amount exceeds $120,000;9
     (J) None of Dr. Telling nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;10
     (K) No person, including Dr. Telling, who is a party to an arrangement or understanding pursuant to which the Dr. Telling is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;11
     (L) There are currently no material pending legal proceedings to which Dr. Telling or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Dr. Telling or any of his associates has a material interest adverse to the Company or any of its affiliates;12
     (M) Dr. Telling has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;13
     (N) Dr. Telling does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;14
     (O) Dr. Telling has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;15
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Dr. Telling or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates;16
     (Q) The Stockholder intends to enter into an agreement with Dr. Telling pursuant to which, among other things, the Stockholder will agree to indemnify Dr. Telling against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than the aforementioned indemnification agreement, there is no arrangement and/or understanding between Dr. Telling and any other person pursuant to which Dr. Telling was or is to be selected as a director or nominee for election as a director of the Company; and17
     (R) Dr. Telling does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof, and Dr. Telling has never served as a director of the Company or any parent, subsidiary and/or affiliate thereof.18

[9]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

[10]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

[11]	See Item 5(b)(2) of Schedule 14A.

[12]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[14]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[15]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[16]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[18]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

Peter S. Garcia
     (A) Peter S. Garcia, age 50, has served as Chief Financial Officer of Marina Biotech, a publically traded biotechnology company, since July 2009, and as its Secretary since August 2009. From 2004 to 2008, Mr. Garcia served as Chief Financial Officer of Nanosys Inc., a privately held nanotechnology company, where he was responsible for finance, facilities, information technology, and investor and government relations. From 2001 to 2004, Mr. Garcia served as Senior Vice President and Chief Financial Officer of Nuvelo Inc., a public biopharmaceutical company. During his tenure at Nuvelo, he helped Nuvelo raise over $150 million and acquire development stage products, and led Nuvelo’s merger and acquisition strategy. Mr. Garcia has also served as Chief Financial Officer at Novacept, IntraBiotics, and Dendreon; and held senior financial roles at Amgen Inc. He currently serves on the board of directors of Moraga Biotechnology Corp, a privately held stem cell company. Mr. Garcia has an M.B.A. from the Anderson School at the University of California Los Angeles and a B.A. in Economics and Sociology with honors from Stanford University.1
     (B) Mr. Garcia brings to the Board over 25 years of finance and accounting experience, including 15 years serving as Chief Financial Officer for both public and private life science and high technology companies. Mr. Garcia also has significant understanding and hands-on experience in strategic business planning, risk management, financial planning, budgeting and regulatory compliance.2
     (C) The address for Mr. Garcia is 109 2nd Street S #325, Kirkland, WA 98033.3
     (D) The Stockholder believes that Mr. Garcia satisfies the director independence requirements of the Nasdaq Stock Market.4
     (E) Mr. Garcia has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.5
     (F) None of Mr. Garcia or any affiliate or associate of Mr. Garcia owns any securities of the Company or any subsidiary thereof (either of record or beneficially).6
     (G) Mr. Garcia has not effected any purchases or sales of securities of the Company during the past two years.7
     (H) Mr. Garcia is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;8
     (I) None of Mr. Garcia, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount exceeds $120,000;9
     (J) None of Mr. Garcia nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future

[1]	See Item 5(b)(1)(i) and (ii) and 7(b) of Schedule 14A; Item 401(a) and (e) of Regulation S-K.

[2]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[3]	See Item 5(b)(1)(i) of Schedule 14A.

[4]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[5]	See Regulation 14A, Rule 14a-4(d).

[6]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[7]	See Item 5(b)(1)(vi) of Schedule 14A.

[8]	See Item 5(b)(1)(viii) of Schedule 14A.

[9]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

transactions to which the Company or any of its affiliates will or may be a party;10
     (K) No person, including Mr. Garcia, who is a party to an arrangement or understanding pursuant to which the Mr. Garcia is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;11
     (L) There are currently no material pending legal proceedings to which Mr. Garcia or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Mr. Garcia or any of his associates has a material interest adverse to the Company or any of its affiliates;12
     (M) Mr. Garcia has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;13
     (N) Mr. Garcia does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;14
     (O) Mr. Garcia has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;15
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Mr. Garcia or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates;16
     (Q) The Stockholder intends to enter into an agreement with Mr. Garcia pursuant to which, among other things, the Stockholder will agree to indemnify Mr. Garcia against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than the aforementioned indemnification agreement, there is no arrangement and/or understanding between Mr. Garcia and any other person pursuant to which Mr. Garcia was or is to be selected as a director or nominee for election as a director of the Company; and17
     (R) Mr. Garcia does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof, and Mr. Garcia has never served as a director of the Company or any parent, subsidiary and/or affiliate thereof.18

[10]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

[11]	See Item 5(b)(2) of Schedule 14A.

[12]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[14]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[15]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[16]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[18]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

Julie A. Brooks
     (A) Julie A. Brooks, age 65, joined Conceptus, Inc., a publicly traded women’s health medical device company, as Vice President, General Counsel and Corporate Secretary in November 2009 and was promoted to Executive Vice President, General Counsel, Secretary and Chief Compliance Officer in February 2010. Prior to joining Conceptus, Ms. Brooks was Senior Vice President and General Counsel for Perlegen Sciences, Inc., a Silicon Valley biotechnology company developing genetic-based diagnostic tests, from November 2007 to November 2009. Prior to her work at Perlegen, Ms. Brooks served as General Counsel for several medical device and life sciences companies, both public and private, including Westmark International, Inc. (a former Squibb company), Access Health, Inc. and Free & Clear, Inc., and for eCommerce companies including GiftCetificates.com, Inc. and eCharge, Inc. Ms. Brooks earned her law degree from Santa Clara University, her Masters of Law in Taxation from Georgetown University, and her M.B.A. degree from the University of Washington, where she also earned a B.A. degree in Comparative Literature and a B.A. degree in English Literature.1
     (B) With over ten years’ experience serving as an executive and general counsel and in her current role as Executive Vice President, General Counsel, Secretary and Chief Compliance Officer of Conceptus, Inc., Ms. Brooks brings to the Board a strong background in regulatory compliance, corporate governance, SEC compliance, intellectual property, executive compensation and human resources management.2
     (C) The address for Ms. Brooks is 331 East Evelyn Avenue, Mountain View, CA 94041.3
     (D) The Stockholder believes that Ms. Brooks satisfies the director independence requirements of the Nasdaq Stock Market.4
     (E) Ms. Brooks has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.5
     (F) None of Ms. Brooks or any affiliate or associate of Ms. Brooks owns any securities of the Company or any subsidiary thereof (either of record or beneficially).6
     (G) Ms. Brooks has not effected any purchases or sales of securities of the Company during the past two years.7
     (H) Ms. Brooks is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;8
     (I) None of Ms. Brooks, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount exceeds $120,000;9
     (J) None of Ms. Brooks nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any

[1]	See Item 5(b)(1)(i) and (ii) and 7(b) of Schedule 14A; Item 401(a) and (e) of Regulation S-K.

[2]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[3]	See Item 5(b)(1)(i) of Schedule 14A.

[4]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[5]	See Regulation 14A, Rule 14a-4(d).

[6]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[7]	See Item 5(b)(1)(vi) of Schedule 14A.

[8]	See Item 5(b)(1)(viii) of Schedule 14A.

[9]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

future transactions to which the Company or any of its affiliates will or may be a party;10
     (K) No person, including Ms. Brooks, who is a party to an arrangement or understanding pursuant to which the Ms. Brooks is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;11
     (L) There are currently no material pending legal proceedings to which Ms. Brooks or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Ms. Brooks or any of his associates has a material interest adverse to the Company or any of its affiliates;12
     (M) Ms. Brooks has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;13
     (N) Ms. Brooks does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;14
     (O) Ms. Brooks has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;15
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Ms. Brooks or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates;16
     (Q) The Stockholder intends to enter into an agreement with Ms. Brooks pursuant to which, among other things, the Stockholder will agree to indemnify Ms. Brooks against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than the aforementioned indemnification agreement, there is no arrangement and/or understanding between Ms. Brooks and any other person pursuant to which Ms. Brooks was or is to be selected as a director or nominee for election as a director of the Company; and17
     (R) Ms. Brooks does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof, and Ms. Brooks has never served as a director of the Company or any parent, subsidiary and/or affiliate thereof.18

[10]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

[11]	See Item 5(b)(2) of Schedule 14A.

[12]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[14]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[15]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[16]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[18]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

Sharron S. Quisenberry, Ph.D.
     (A) Sharron S. Quisenberry, Ph.D., age 66, has served as Vice President for Research and Economic Development of Iowa State University (ISU) since April 2009. Dr. Quisenberry served as Dean of the College of Agriculture and Life Sciences at Virginia Polytechnic Institute and State University (Virginia Tech) from 2003 to March 2009 and as Dean of Agriculture and Director of the Montana Agricultural Experiment Station at Montana State University from 1999 to 2003. Dr. Quisenberry is a member of the Entomological Society of America and served as its President in 2000. Dr. Quisenberry has served on the National Academy of Sciences’ Board on Agriculture and Natural Resources, the Board for International Food and Agriculture Development, and numerous other international, national, regional, and state boards and committees. Dr. Quisenberry obtained her M.S. and Ph.D. in entomology from the University of Missouri-Columbia.
     (B) With approximately 20 years’ experience in university administration, Dr. Quisenberry brings to the Board proven leadership and administrative skills. In her current role as ISU’s Vice President for Research and Economic Development, Dr. Quisenberry is responsible for ISU’s research enterprise and has increased external funding by 26 percent over the last 2 years. Dr. Quisenberry brings to the Board extensive experience in research financing and implementation, regulatory compliance and technology transfer.1
     (C) The address for Dr. Quisenberry is Office of the Vice President for Research and Economic Development, 2610 Beardshear Hall, Iowa State University, Ames, Iowa 50011-2036.2
     (D) The Stockholder believes that Dr. Quisenberry satisfies the director independence requirements of the Nasdaq Stock Market.3
     (E) Dr. Quisenberry has consented in writing to being named in the proxy statement as a nominee and to serving as a director if elected. A copy of such consent is attached as Annex V to this Notice.4
     (F) None of Dr. Quisenberry or any affiliate or associate of Dr. Quisenberry owns any securities of the Company or any subsidiary thereof (either of record or beneficially).5
     (G) Dr. Quisenberry has not effected any purchases or sales of securities of the Company during the past two years.6
     (H) Dr. Quisenberry is not, nor within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;7
     (I) None of Dr. Quisenberry, any member of his immediate family nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount exceeds $120,000;8
     (J) None of Dr. Quisenberry nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;9

[1]	See Item 7(b) of Schedule 14A; Item 401(e) of Regulation S-K.

[2]	See Item 5(b)(1)(i) of Schedule 14A.

[3]	See Item 7(c) of Schedule 14A; Item 407(a) of Regulation S-K.

[4]	See Regulation 14A, Rule 14a-4(d).

[5]	See Item 5(b)(1)(iv), (v), (ix) and (x) of Schedule 14A.

[6]	See Item 5(b)(1)(vi) of Schedule 14A.

[7]	See Item 5(b)(1)(viii) of Schedule 14A.

[8]	See Item 5(b)(1)(xi) and 7(b) of Schedule 14A; Item 404(a) of Regulation S-K.

[9]	See Item 5(b)(1)(xii) and 7(b) of Schedule 14A.

     (K) No person, including Dr. Quisenberry, who is a party to an arrangement or understanding pursuant to which the Dr. Quisenberry is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the 2011 Annual Meeting of the Company, aside from the election to serve as a director and such persons’ interests as stockholders of the Company;10
     (L) There are currently no material pending legal proceedings to which Dr. Quisenberry or any of his associates is a party adverse to the Company or any of its affiliates, or in which either Dr. Quisenberry or any of his associates has a material interest adverse to the Company or any of its affiliates;11
     (M) Dr. Quisenberry has not had, during the Company’s last fiscal year, any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended;12
     (N) Dr. Quisenberry does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or other affiliate of the Company;13
     (O) Dr. Quisenberry has not, during the past ten years, been involved in any legal proceedings or involved in any other event described in Item 401(f) of Regulations S-K;14
     (P) During the Company’s last three fiscal years, no compensation or personal benefits (including, without limitation, those which would be required to be disclosed pursuant to Item 402 of Regulation S-K) were awarded to, earned by or paid to Dr. Quisenberry or any of his associates for any services rendered in any capacity to the Company or its subsidiaries or affiliates;15
     (Q) The Stockholder intends to enter into an agreement with Dr. Quisenberry pursuant to which, among other things, the Stockholder will agree to indemnify Dr. Quisenberry against certain potential liabilities that might arise in connection with being named as a director nominee and related matters. Other than the aforementioned indemnification agreement, there is no arrangement and/or understanding between Dr. Quisenberry and any other person pursuant to which Dr. Quisenberry was or is to be selected as a director or nominee for election as a director of the Company; and16
     (R) Dr. Quisenberry does not hold any position or office with the Company or any parent, subsidiary and/or affiliate thereof, and Dr. Quisenberry has never served as a director of the Company or any parent, subsidiary and/or affiliate thereof.17

[10]	See Item 5(b)(2) of Schedule 14A.

[11]	See Item 7(b) of Schedule 14A; instruction 4 to Item 103 of Regulation S-K.

[12]	See Item 7(b) of Schedule 14A; Item 404(b) of Regulation S-K.

[13]	See Item 7(b) of Schedule 14A; Item 401(d) of Regulation S-K.

[14]	See Items 5(b)(1)(iii) and 7(b) of Schedule 14A; Item 401(f) of Regulation S-K.

[15]	See Item 8 of Schedule 14A; Item 402 of Regulation S-K.

[16]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

[17]	See Item 7(b) of Schedule 14A; Item 401(a) of Regulation S-K.

ANNEX V
PLEASE SEE ATTACHED CONSENTS.

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Ki Yong Choi, do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 9, 2011.

/s/ Ki Yong Choi
Ki Yong Choi

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Michael W. Cho, Ph.D., do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 5, 2011.

/s/ Michael W. Cho
Michael W. Cho, Ph.D.

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Frederick W. Telling, Ph.D., do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 9, 2011.

/s/ Frederick W. Telling
Frederick W. Telling, Ph.D.

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Peter S. Garcia, do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 5, 2011.

/s/ Peter S. Garcia
Peter S. Garcia

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Julie A. Brooks, do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 6, 2011.

/s/ Julie A. Brooks
Julie A. Brooks

CONSENT TO SERVE AS DIRECTOR
AND BE NAMED IN PROXY STATEMENT
     I, Sharron S. Quisenberry, Ph.D., do hereby consent to serve as a Director of Cryo-Cell International, Inc., a Delaware corporation, if nominated and elected to serve, and to be named in any required proxy statement, information statement, proxy card and/or other proxy soliciting materials.
May 8, 2011.

/s/ Sharron S. Quisenberry
Sharron S. Quisenberry, Ph.D.